EXHIBIT 10.5
AMENDMENT NO. 1 TO
ECHOSTAR CORPORATION
2017 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

    This Amendment No. 1 (this “Amendment”), dated as of October 20, 2022 (the “Effective Date”) hereby amends that certain EchoStar Corporation 2017 Amended and Restated Employee Stock Purchase Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan.

    WHEREAS, the Company maintains the Plan, pursuant to which eligible employees may purchase shares of EchoStar Corporation Class A common stock (“Shares”) at a discount price;

    WHEREAS, as currently drafted, the Plan does not require participants to retain Shares purchased pursuant to the Plan for any specified period of time following the date upon which they are purchased;

    WHEREAS, pursuant to Section 25 of the Plan, the Board has the authority to amend the Plan at any time, so long as such amendment does not affect Shares already purchased under the Plan; and

    WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Plan such that any Shares purchased on the Purchase Date of any Offering Period that commences following the Effective Date must be retained for at least 180 days following such Purchase Date.

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.Section 14 of the Plan (“Non-Transferability”) is hereby amended and restated in full, as follows:

“14.    NON-TRANSFERABILITY. Prior to a Purchase Date, a Participant’s rights under the Plan may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Subsequent to a Purchase Date, a Participant shall be allowed to sell or otherwise dispose of the Shares acquired on any prior Purchase Date in any manner that he or she deems fit; provided, however, that with respect to Shares acquired on a Purchase Date for any Offering Period commencing after October 20, 2022, a Participant shall be prohibited from selling or otherwise disposing of the Shares acquired on any Purchase Date for the first 180 days following such Purchase Date. Furthermore, the Company, in its absolute discretion, may impose such additional restrictions on the transferability of Shares purchased by a Participant pursuant to the Plan as it deems appropriate and any such restriction may be placed on the certificates evidencing such Shares or otherwise evidenced on the records with respect to uncertificated Shares (see also Sections 9(d) and 18 of the Plan).”
2.Except as expressly modified herein, the Plan shall remain in full force and effect. The Plan, together with this Amendment, sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof, and supersede any and all prior agreements or understandings, whether written or oral, relating to the matters set forth herein and therein.